J.P. Morgan & Co. Incorporated                                         JPMORGAN
60 Wall Street, New York, NY 10260
NYSE symbol: JPM
www.jpmorgan.com

--------------------------------------------------------------------------------

News release: Immediate                                             May 16, 2000

                 J.P. Morgan launches first-of-kind derivatives
                       web site for the municipals market


         Building on the firm's leading position in the global derivatives market, J.P. Morgan (NYSE: JPM) today launched www.muniderivatives.com. The site transforms the municipal derivatives market by providing unparalleled access to information about products and strategies as well as proprietary models and tools designed to help a user analyze market risk and develop customized derivatives-based solutions on-line.

         In multiple firsts for the industry, muniderivatives.com offers several customized, user-driven applications, including:

         - An interactive pricing model for tax-exempt and taxable risk management applications using live market rates;

         - An historical rates database of over 2,500 indices - including municipal data - that provides dynamic charting and downloading capabilities; and,

         - A unique "portfolio analyzer" that allows users to input data on a portfolio of existing or proposed debt and derivatives, and conduct stress test scenarios to understand their exposures to potential market events. The portfolio analyzer also produces comprehensive reports on an issuer's debt profile and debt service schedule, as well as a variety of cash flow analyses.

         "By offering information and tools to the municipal derivatives market, we are broadening accessibility to new market participants, increasing product and price transparency, and promoting the informed use of derivatives," said Ajay Nagpal, managing director and head of Morgan's Municipal Risk Management Desk.

         "We have created an on-line destination that offers unique tools, information, and product education for issuers, investors, broker-dealers, rating analysts, and other participants in the municipal market," said Matt Roggenburg, managing director and head of Public Finance Risk Management Marketing at Morgan.

         In addition to proprietary tools and applications, muniderivatives.com offers several compelling features designed to provide clients with information on risk management applications. The features include "plain English" descriptions of derivatives products and strategies; real-time access to market trends, commentary and data; and access to Morgan Markets, the central web portal for all of Morgan's global research publications and analytical tools.

         Muniderivatives.com is a password-protected site, and user-specific information is maintained on a secure server to ensure confidentiality. Access is offered free to new and existing clients. Prospective users should

--------------------------------------------------------------------------------
Press contact:
New York                        Michael Golden                    (212) 648-3784

J.P. Morgan & Co. Incorporated
News Release


contact their principal Morgan representative for access, or the Municipal Risk Management Desk at (212) 648-2421. Certain proprietary applications on the site are reserved for use by those clients with demonstrated business relationships, or for specific clients developing a relationship with Morgan.

         "With today's launch of muniderivatives.com, J.P. Morgan continues its tradition of innovation in the global derivatives market," said Nagpal. "We plan to add several new features going forward, including expanded capabilities for the real time pricing model, live news feeds, and an after-trade transaction tracking system."

         J.P. Morgan's municipal derivatives desk is one of the largest and most prominent providers of risk management solutions to U.S. public-sector clients. In 1999, the firm was named Derivatives House of the Year by IFR Magazine, first in risk management by Euromoney, first in derivatives strategy and execution by Institutional Investor, and Best Derivatives Bank in North America by Global Finance.

                                      # # #

         Note to editors: Muniderivatives.com is one of several online derivatives initiatives launched in recent months by J.P. Morgan and LabMorgan, the firm's e-finance unit:

         - ARCORDIA: the world's first independent Internet-based derivatives management and settlement company that commercializes J.P. Morgan's derivatives mid-office expertise. Launched March 31.

         - CREDITEX: a platform for the on-line trading of credit derivatives. The platform supplies information on the over-the-counter credit derivatives market as well as transactional capabilities. Incorporated April 1999.

         - CYGNIFI: an independent derivatives services company offering products through the Internet and other e-commerce vehicles, including market and credit risk applications and portfolio stress testing. Announced February 1.

         - MORGANCREDIT.COM: first online site to offer two-way prices on credit derivatives with an ability to trade through a phone link. Launched April 26.

         - SWAPSWIRE: a network and protocol for online trading and negotiation of interest rate derivative transactions. Launched April 10.

         - VOLCENTER: a client portal in the foreign exchange and precious metals options markets that offers indicative spot rates, forward term structures, and volatility surfaces. Launched September 16, 1999.

J.P. Morgan & Co. Incorporated
News Release





         J.P. Morgan & Co. Incorporated is a leading global financial services firm that meets critical financial needs for business enterprises, governments, and individuals. The firm advises on corporate strategy and structure, raises capital, makes markets in financial instruments, and manages investment assets. Morgan also commits its own capital to promising enterprises, and invests and trades to capture market opportunities. The company's web address is www.jpmorgan.com.